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                                                                    EXHIBIT 10.2


                                 MARKETING AGREEMENT




AGREEMENT, made this 6th day of December, 1990.


BETWEEN

AT&T WORLD SERVICES, INC. (hereinafter called "AT&T-WORLD SERVICES") a corporation organized under the laws of the State of Delaware, U.S.A., having its principal office at 412 Mt. Kemble Plaza, Morristown, NJ 07960, U.S.A.

AND,

AMERICAN COMPUTER and ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Maryland, U.S.A., having its principal office at 209 Perry Parkway, Gaithersburg, Maryland 20877 (hereinafter called "AMERICAN COMPUTER").


WHEREAS


 1. AT&T-WORLD SERVICES and AMERICAN COMPUTER having entered into a MEMORANDUM OF UNDERSTANDING dated the 18th day of June, 1990; and,

 2. Paragraph 18 of that MEMORANDUM OF UNDERSTANDING specifying that the parties intend to enter into a worldwide (excluding the domestic US market) marketing agreement for certain of AMERICAN COMPUTER'S products and services to be marketed and distributed by AT&T-WORLD SERVICES in the international (non-US domestic) market;


NOW, THEREFORE, AT&T-WORLD SERVICES and AMERICAN COMPUTER agree as follows:


1.  INTERPRETATION

 1. In this Agreement:

    "Agent" means an in-country business entity required by the business customs, culture or law of a particular customer country and acceptable to both parties.

    "AMERICAN COMPUTER" means the American Computer and Electronics Corporation, 209 Perry Parkway, Gaithersburg, Maryland 20877, U.S.A.

    "Custom Software" means software in object code and source code format and its related documentation to be provided to Customers under this Agreement.

    "AT&T" means AT&T World Services Inc. and American Telephone and Telegraph



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    Company, and its affiliates and subsidiaries.

    "Customer" means an organization/entity acceptable to both AT&T-WORLD SERVICES and AMERICAN COMPUTER for their own business purposes to whom the Products/Services will be proposed and provided.

    "day" or "days" means business days unless specifically stated otherwise.

    "DCMS-TM-" means the Distributed Call Measurement System of AMERICAN
    COMPUTER.

    "Delivery" means the delivery of Products/Services to Customer's designated sites.

    "Delivery Dates" means those dates for Delivery as set out in Customer proposals.

    "Products/Services" means any item of hardware or related service supplied by AMERICAN COMPUTER under this Agreement including equipment, equipment features, model conversions, machine elements and accessories.

    "Licensed Programs" means those computer programs required for the operation of Products/Services and offered in object code format only.

    "month" or "months" means calendar months unless specifically stated otherwise.

    "Opportunity" means the given end user requirement of a particular customer for the Products/Services offered under this Agreement.

    "Software" means computer programs and associated documentation including, but not limited to, Custom Software and Licensed Program as supplied under this Agreement.

    "UPS-32-TM-" means the Universal Polling System of AMERICAN COMPUTER.

 2. Headings

    The headings and captions in this Agreement are for convenience only and are not intended to have any contractual effect.

 3. Schedules

    All documents and papers attached to this Agreement as Schedules are hereby incorporated into and made a part of this Agreement. In the event of any conflict between any provision contained in the Schedules and the main body, the Schedules will prevail in the order of priority as listed below. The Schedules to this Agreement are:

    Schedule 1: PRODUCTS/SERVICES
    Schedule 2: PRODUCT/SERVICE PRICES
    Schedule 3: FORMAT OF CUSTOM SOFTWARE AGREEMENT
    Schedule 4: ESCROW AGREEMENT

 4. Applicable Law

    This agreement shall be governed by and construed in accordance with the laws of New Jersey.


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2.  TERM


The term of this Agreement shall be for a period of five (5) years commencing on June 18, 1990 with automatic renewal for successive one (1) year periods unless either Party gives written notice of the intention not to renew at least thirty
(30) days prior to the expiration of the initial term or any renewal terms.


3.  SCOPE

 1. The parties are establishing this marketing arrangement for their mutual benefit and agree that AT&T-WORLD SERVICES has the exclusive right as set forth in Section 4-EXCLUSIVE RIGHT OF FIRST REFUSAL, to market and distribute the Products/Services of AMERICAN COMPUTER set forth in
    Schedule 1 outside the United States, its territories and possessions.

 2. The parties agree to identify and pursue marketing opportunities in the international arena. Based upon mutual agreement, AT&T-WORLD SERVICES will propose the Products/Services of AMERICAN COMPUTER and AMERICAN COMPUTER agrees to provide these Products/Services. The parties agree to execute any documents necessary in order to prepare and submit such proposals.

    AMERICAN COMPUTER will diligently assist AT&T-WORLD SERVICES in the analysis, development and review of Customer proposals, tender responses, requests for proposal, etc. Such assistance shall be provided at no charge to AT&T-WORLD SERVICES during the first five (5) days, or as otherwise agreed, for each identified opportunity and thereafter at a fee to be developed between the parties on a case-by-case basis. In the event that a sale of PRODUCTS/SERVICES results from such assistance provided, AMERICAN COMPUTER will reimburse AT&T-WORLD SERVICES for such fees received by AMERICAN COMPUTER from its share of the proceeds resulting from that particular opportunity.

    AT&T-WORLD SERVICES will review final proposals and Customer supply agreements with AMERICAN COMPUTER prior to submission to Customer and will receive written concurrence from AMERICAN COMPUTER of its acknowledgment to the obligations imposed upon AMERICAN COMPUTER by the proposals and/or Customer supply agreement.

 3. In the event that a Customer accepts a proposal provided under this Agreement, AT&T WORLD SERVICES agrees to contract with AMERICAN COMPUTER for the Products/Services, and AMERICAN COMPUTER agrees to provide the Products/Services in accordance with the Terms and Conditions of this Agreement and those which were specified in the proposal submitted to the customer. AMERICAN COMPUTER further agrees to perform with AT&T-WORLD SERVICES in accordance with the proposal, the delivery, installation and commissioning of the Products/Services through the provision of hardware, software, technical and engineering services, warranty support and documentation.

 4. The parties agree that one tenth percent (0.1%) of the total project price, contributed equally from the proceeds of each party, from each sale that may result from this Agreement will be set aside in an account to be jointly administered for the development of international marketing materials (i.e., brochures, trade show presentations, seminars, on-site presentations and the like) for the Products/Services under this agreement. The initial level of funding in


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    this account will not exceed one hundred thousand dollars ($100,000.00) and the parties may from time to time change the dollar limitation for this account.

 5. Nothing in this Agreement shall be taken as an obligation by AT&T-WORLD SERVICES to purchase any or a particular quantity of Products/Services notwithstanding any estimate that may be given at any time and AT&T-WORLD SERVICES shall have no liability to AMERICAN COMPUTER whether in contract, tort or otherwise with respect to any such estimate.


4.  EXCLUSIVE RIGHT OF FIRST REFUSAL

AMERICAN COMPUTER shall promptly advise AT&T-WORLD SERVICES in writing of all inquiries, marketing contacts, requests for information, requests for proposal and the like related to international opportunities which AMERICAN COMPUTER may from time to time receive from all sources, including parties with whom AMERICAN COMPUTER may be contractually associated, (except for AMERICAN COMPUTER's contractual relationships with respect to cellular telephone technology) during the life of this Agreement.

AMERICAN COMPUTER will refrain from providing pricing information, other than the published list price, or from entering into dialogue with a potential customer or other parties pending the acceptance or rejection of the opportunity by AT&T-WORLD SERVICES under the following conditions:

 a. AT&T-WORLD SERVICES upon receipt of such notice from AMERICAN COMPUTER shall, within fifteen (15) business days, advise AMERICAN COMPUTER in writing of its interest in responding to such request and decide with AMERICAN COMPUTER the Products/Services and obligations of each party to the response.

 b. In the event AT&T-WORLD SERVICES fails to respond to AMERICAN COMPUTER within fifteen (15) business days, advises AMERICAN COMPUTER of its intent not to participate with AMERICAN COMPUTER under this Agreement, or the parties are unable to agree on the obligations of each party to the response, each party may then proceed without further commitment or obligation to the other with regard to the opportunity.

 c. In the event AT&T-WORLD SERVICES and AMERICAN COMPUTER agree to proceed with a response, AT&T-WORLD SERVICES agrees to sub-contract per the terms of this Agreement to AMERICAN COMPUTER any Products/Services opportunity which results from the response.

d. In the event that the parties agree to proceed with a response and multiple sources (i.e., agents) wish to respond to the opportunity, each such source shall be considered by the parties as related to the opportunity. The parties shall jointly decide whether or not to proceed with each source and in the event that the parties are not able to agree or the parties agree not to proceed with a particular source, neither party will proceed independently in response to the opportunity with the rejected source.


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5.  PRICING

 1. In recognition of the international marketing costs to be borne by AT&T-WORLD SERVICES, AMERICAN COMPUTER, unless otherwise agreed in writing, sets out the price of the Products/Services to be shown on Schedule 2-PRODUCT/SERVICE PRICES on a preferential discounted basis to AT&T-WORLD SERVICES for the purposes of this Agreement. Such discount shall be based on the volume of the opportunity and shall be at least ten (10%) percent of AMERICAN COMPUTER's current List Price and will be at least as favorable as any other discount which AMERICAN COMPUTER may offer to any other parties, except the Government of the United States, its agencies and branches.

 2. AMERICAN COMPUTER will provide AT&T-WORLD SERVICES with any change in its Price List at least 30 days prior to the price change becoming effective. No price change will affect any proposals submitted by AT&T-WORLD SERVICES before receipt of notice of change and AMERICAN COMPUTER agrees to provide Products/Services in accordance with such proposals.

 3. The prices shown in Schedule 2-PRODUCT/SERVICE PRICES at the signing of this Agreement shall remain in effect at least through December 31, 1991.


6.  PAYMENT

For each opportunity the parties will agree on terms of payment. AT&T-WORLD SERVICES shall make its best effort to accommodate the payment requirements of AMERICAN COMPUTER as shown on Schedule 2-PRODUCT/SERVICE PRICES.


7.  TITLE


7.1 TITLE IN EQUIPMENT

Upon award AT&T-WORLD SERVICES and AMERICAN COMPUTER will enter into a contract for the Product/Services as jointly proposed to and accepted by the customer.

AMERICAN COMPUTER represents that at the time of sale, title to equipment shall be free from any liens, encumbrances or security interest.

7.2 TITLE TO CUSTOM SOFTWARE

All Software that AMERICAN COMPUTER supplies, acquires and/or develops in connection with the Products/Services, including code recorded in firmware, systems software, routines, subroutines, and the like, will be and remain the property of AMERICAN COMPUTER or its suppliers, both before and after payment of the Products/Services Price.


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AMERICAN COMPUTER grants to AT&T-WORLD SERVICES the right to issue Custom
Software Licenses under this Agreement for certain of AMERICAN COMPUTER'S software by means of a License in a format based on that of Schedule 3-Custom Software Agreement.

8.  LICENSE OF LICENSED PROGRAMS

8.1 GRANT OF LICENSES

Non-transferable and non-exclusive licenses are to be provided to Customers by AT&T-WORLD SERVICES in a format to be provided by AMERICAN COMPUTER for the Licensed Programs necessary for the proper operation of the Products/Services ("the Licensed Programs") subject to the following terms and conditions, provided, however, that if Customer is required to do so it shall execute software license agreements with the appropriate supplier in terms consistent with those in this Agreement.

8.2 USE OF LICENSED PROGRAMS

 a. Each license provided under this Agreement authorizes Customer to:

    - use the Licensed Program materials in machine readable form on the Products/Services, within the limits of the sizing considerations detailed in Schedule 2, and in conjunction therewith to store the licensed Program materials in, transmit them through or display them on units associated with such designated Products/Services;

    - utilize the Licensed Program materials, in printed form in support of the use of the Licensed Programs; and/or,

 b. Customer shall not use, print, copy or translate the Licensed Program in whole or in part, unless expressly authorized in this Agreement.

 c. Customer shall not reverse assemble or reverse compile the Licensed Programs in whole or in part.

 d. Customer is authorized to use Licensed Programs on:

    - backup Products/Services when the designated Products/Services or an associated unit required for the use of the Licensed Program is temporarily inoperable until operable status is restored and processing on the backup equipment is completed; or,

    - other Products/Services for assembly or compilation of Licensed Program materials if the designated Products/Services and its associated units do not provide the configuration required for assembly or compilation. Such usage shall not expand the authorized use of the licensed programs.

9.  AVAILABILITY OF SPARE PARTS

AMERICAN COMPUTER warrants the availability of necessary spare parts for Products/Services for a period of at least ten (10) years, or as otherwise agreed in writing, after Acceptance of the Products/Services by Customer.


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AMERICAN COMPUTER reserves the right to substitute components of like quality and functionality during this period in order to maintain Products/Services system functionality per published specification.



10. INFRINGEMENT OF PATENTS


AMERICAN COMPUTER shall indemnify and save AT&T-WORLD SERVICES harmless from any claims, losses, suits, demands or liens arising from any act of infringement of any patent, trademark, or copyright or any unauthorised use of any trade secret or other proprietary interest by any Product/Service of AMERICAN COMPUTER; provided that AT&T-WORLD SERVICES:


 a. shall give AMERICAN COMPUTER immediate written notice of all claims of such infringement and suits and full opportunity and authority to assume the sole defense of, and to settle, such suits;

 b. shall furnish to AMERICAN COMPUTER, on request, all information and assistance available to AMERICAN COMPUTER for such defence; and shall abstain from making any admissions to claimant regarding the claim.

If said item is held to constitute infringement of any patent and its use is enjoined, AMERICAN COMPUTER shall have the options to:

 a. Replace the item with a non-infringing one;

 b. Procure for Customer the right to continue using said item;

 c. Modify the item so that it becomes non-infringing.

AT&T-WORLD SERVICES agrees to indemnify and save harmless AMERICAN COMPUTER from all costs, expenses, liabilities and claims for infringement arising from:

 a. Adherence to specifications or drawings which AMERICAN COMPUTER was directed by AT&T-WORLD SERVICES to follow; or,

 b. The manufacture, sale or use of a product furnished hereunder in combination with another item not furnished by AMERICAN COMPUTER.


11. CONFIDENTIAL INFORMATION

In this Agreement, "Confidential Information" means information regarding a party, its business, personnel, technical or statistical data, or financial information that:

 a. is not generally known to the public or to other persons who are not bound by the obligations to maintain its confidentiality; and/or,

 b. derives economic or strategic value, actual or potential, from not being generally known, or has a character such that the party has a legitimate interest in preserving its confidential nature.

As a consequence of entering this Agreement or performing the obligations herein, the parties may


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have disclosed to them, or they may otherwise have access to, or learn of,
Confidential Information of the other.

Each party agrees to hold in strict confidence all Confidential Information of the other that it learns of, or is provided with, and to use such Confidential Information only for the purpose of this Agreement. Neither party will use, copy, or disclose to third parties any Confidential Information of the other party except as contemplated herein. The parties shall ensure that all third parties to whom it has to disclose Confidential Information to perform its obligations under this Agreement acknowledge its confidential nature and agree to be bound by the provisions of this Clause in a written undertaking.


12. ADVERTISING

Each party agrees that it shall not cause any publicity relating to the acceptance of any proposal or supply of the Products/Services under this Agreement to be published in any newspaper, journal or any other medium without the other party's prior written approval, such approval shall not be unreasonably with held.


13. TRADEMARKS

Either party will not, without the other party's express written permission except as provided for in this Agreement the preparation and delivery of Customer proposals, responses and jointly developed marketing material, use in advertising, publicity, or otherwise, any tradename, trademark, trade device, service mark, symbol, code or specification or any abbreviation, contraction, or simulation thereof of the other, nor shall the other party claim any ownership therein.


14. EXPORT CONTROL

Each party assures the other that it does not intend to and will not knowingly, without the prior written consent of the other and the Office of Export Administration of the United States Department of Commerce, PO Box 273, Washington, D.C., 20044, U.S.A., transmit directly or indirectly:

 a. any technical information or software furnished under this Agreement; or,

 b. any immediate product (including processes, materials and/or services), if any, produced directly by the use of the technical information or software, or is a plant capable of producing a commodity or is a major component of such a plant furnished under this Agreement;

to Afghanistan, The People's Republic of China, or any Group Q, S, W, Y, or Z country (or any national or resident thereof) or others that may be designated in Supplement No. 1 to Section 770 of the Export Administration Regulations issued by the U.S. Department of Commerce.


15. LIMITATION OF LIABILITY

 1. The liability of AT&T and AMERICAN COMPUTER for any claim arising from any cause whatsoever (excepting personal injury and/or death and claims of infringement), regardless of the cause of action, whether in contract, tort or otherwise, shall in no event exceed the lesser of the direct damages actually proven or $10,000. In no event shall either


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    AT&T or AMERICAN COMPUTER be liable to the other for incidental, special, consequential or any other direct loss or damage of any kind whatsoever, including lost profits or revenues arising out of this Agreement.

 2. Each party shall defend, indemnify and hold harmless the other party from any and all claims, suits, actions, demands, costs, settlements, losses, damages, expenses and all other liabilities, including attorneys' fees, arising out of or resulting from the intentional or negligent acts or omissions on the part of any party, its employees, officers, agents or independent contractors in the performance of or failure to perform the activities contemplated by this Agreement.

 3. For purposes of this section, AT&T shall mean AT&T World Services Inc., American Telephone and Telegraph Company, its affiliates and subsidiaries, its officers, employees and agents.


16. FORCE MAJEURE

Neither party shall be liable for any delays and/or non-performance of contractual obligations hereunder caused by any event beyond the party's reasonable control (a "Force Majeure"), including but not limited to wars, riots, the act or failure to act or order of any civil or military authority, fires, flood and other acts of God, labor disputes, accidents, and other such events, and all applicable deadlines and milestones will be extended by a period of time equal to the duration of each such event. Regardless of the foregoing, a party that is delayed or prevented from performing its obligations as a consequence of a Force Majeure will exert diligent efforts to counter the Force Majeure or otherwise mitigate the effects of the Force Majeure.


17. ESCROW

AMERICAN COMPUTER shall deliver to an Escrow Agent to be selected by AT&T-WORLD SERVICES, the Application Source Code and the engineering documentation for all Products/Services, as well as the source code of any customized software developed under this Agreement.

Delivery of the Source Code and documentation shall begin upon execution of this Agreement and be completed within one hundred and twenty (120) days thereafter.

The Escrow Agent's fee and related costs of providing and maintaining the Escrow arrangement shall be borne by AT&T-WORLD SERVICES


18. DEFAULT/TERMINATION

18.1     DEFAULT

Each of the following events shall constitute a default under this Agreement on the part of the party who commits or is responsible for the same:

 1. any failure by a party to perform or observe any of its material obligations under this Agreement and the defaulting party failing to correct the default in all material respects


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    within 30 days after receiving a written notice from the non-defaulting party requesting that the default be corrected.

 2. if a party is wound-up, or liquidated, or becomes insolvent, or if a custodian, receiver, or a receiver-manager is appointed for its business or any of its property, or if the party makes an assignment, proposal or arrangement for the benefit of creditors, or if it files or has filed against it a petition in bankruptcy that it has not dismissed within 30 days, or if the party discontinues its business.

18.2     TERMINATION

If either party commits a default under this Agreement, then, the non-defaulting party shall be entitled to terminate this Agreement by giving the defaulting party written notice of termination, which shall be effective upon receipt by the defaulting party.

If this Agreement is terminated by AMERICAN COMPUTER under Section 18.1 (2) as a result of AT&T-WORLD SERVICES's default, AT&T-WORLD SERVICES's right to market the Products/Services hereunder shall be terminated forthwith.

If this Agreement is terminated by AT&T-WORLD SERVICES under Section 18.1 (2) as a result of AMERICAN COMPUTER's default, AT&T-WORLD SERVICES shall, in addition to any other rights or remedies hereof, be entitled to obtain the release of the Custom Source Code and Engineering documentation for the Products/Services from an Escrow Agent to be selected and administered per Clause 17.

The Escrow Agent shall be directed to release the escrowed materials only in the event of AMERICAN COMPUTER's default and the resultant termination of this Agreement.

AT&T-WORLD SERVICES's obligation will be to use these materials only in the on-going support and maintenance of customer's with whom AT&T-WORLD SERVICES and AMERICAN COMPUTER have jointly agreed for the provision of Products/Services under Clause 3.3 of this Agreement.

AT&T-WORLD SERVICES shall not be entitled to use or distribute these materials in any manner for any other purpose.

Licenses granted to Customers and Warranty obligations of all Customer supply agreements outstanding prior to the termination of this Agreement shall not be diminished or abridged by the termination of this Agreement and each party shall endeavor to provide all warranty maintenance work for licenses granted if such warranty maintenance had been granted to the Customer.


19. ARBITRATION

All differences between the parties arising out of, or relating to the interpretation, application, administration, alleged violation, termination or invalidity of the Agreement shall be finally settled by arbitration in accordance with the Arbitration Act 1908 or any statutory modification or reenactment thereof for the time being in force.

Any such dispute, doubt or question shall be referred to arbitration in New Jersey of a single arbitrator in case the parties can agree upon one and failing such an agreement to two (2) arbitrators, one to be appointed by AMERICAN COMPUTER and one to be appointed by AT&T-WORLD SERVICES, or in a case of disagreement to an umpire to be appointed by the


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arbitrators before entering upon the reference.  Any such arbitration shall be conducted in New Jersey.


20. ASSIGNMENT

Neither this Agreement nor the rights and obligations of either party under this Agreement may be assigned or transferred without the prior written consent of the other party, such consent shall not be unreasonably withheld.


21. NON-WAIVER

No term or provision of this Agreement shall be deemed to be waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other, different or subsequent breach.


22. SEVERABILITY

In the event that any part or parts of this Agreement shall be held illegal or null and void by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining parts of this Agreement which shall remain in full force and effect as if part or parts held to be illegal or void had not been included in the Agreement provided that the principal obligations of the parties are maintained.


23. NOTICE

Any notice, request, or information shall be deemed to be sufficiently given when sent by registered mail, courier express or by facsimile (confirmed by registered mail), to the other party, at the following addresses:

         AT&T WORLD SERVICES, INC.
         ROOM C117
         412 Mt. Kemble Plaza
         Morristown, NJ 07960
         U.S.A.
         Attention: Mr. John Jepsen, Managing Director


         AMERICAN COMPUTER & ELECTRONICS CORPORATION
         209 PERRY PARKWAY
         GAITHERSBURG, MD 20877
         U.S.A.
         Attention: Mr. Thomas V. Russotto, Vice President

Notices by post shall be sufficiently given if sent by registered mail to AMERICAN COMPUTER'S or AT&T-WORLD SERVICES' address as the case may be. They shall be deemed received by the addressee, ten days following the date of mailing.


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Notice by facsimile shall be deemed received by the addressee (so long as the correct answer back or acknowledgment is received by the sender) on the same business day, as the day on which such facsimile is sent.


24. ENTIRE AGREEMENT AND VARIATION

This Agreement constitutes the complete and exclusive statement of the Agreement between the parties, which supersedes all proposals or prior agreements, oral or written, and all communications between the parties relating to the subject of this Agreement.

No amendment to this Agreement shall be effective unless in writing in a format similar to the format of this Agreement and signed by duly authorized representatives of both parties.


25. SURVIVAL

The obligations of the parties under this Agreement which by their nature would continue beyond the expiration, termination or cancellation of this Agreement, including without limitation, the obligations in the Articles entitled TRADEMARKS, CONFIDENTIAL INFORMATION, SOFTWARE LICENSES, WARRANTY SUPPORT, EXPORT CONTROL and ESCROW shall survive the expiration or termination of this Agreement.


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IN WITNESS WHEREOF these presents have been executed the day and the year first hereinbefore written:

SIGNED for and on behalf of
AMERICAN COMPUTER by


/s/ George T. Jimenez
- --------------------------------

George T. Jimenez, President
- --------------------------------

IN THE PRESENCE OF:


/s/ Thomas V. Russotto
- --------------------------------



SIGNED FOR AND ON BEHALF OF
AT&T WORLD SERVICES INCORPORATED BY


/s/ T. R. Luciano
- --------------------------------

T.R. Luciano, Vice President
- --------------------------------

in the presence of:


/s/ John N. Jepsen
- --------------------------------


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                            SCHEDULE 1: PRODUCTS/SERVICES

1. DISTRIBUTED CALL MEASUREMENT SYSTEM (DCMS-TM-)

The Distributed Call Measurement System (DCMS-TM-) is a state-of-the-art microprocessor based system which is employed at telephone company switching centers to collect data in real-time, process the data to reduce the workload on downstream processes and transmit the data to a central polling and processing center. The DCMS is designed for the central office environment and is capable of operating in commercial offices with remote administration capabilities. The DCMS is compatible with most modern switching devices and is designed to collect, store and process call accounting data (AMA, LAMA, CAMA, LMS, WATS).

These Products/Services do not include those intended for the cellular telephone market.

DCMS product number ordering information is attached hereto.

DCMS Configurations:

BASIC REDUNDANT DCMS UNIT

         Processor (68000) with 256 KByte ROM & 2 MByte DRAM -2
         Power converter - 48 volt DC -2
         Multiple slot chassis -2
         Output port (RS-232) -2
         Control port (RS-232 with modem) -2
         Console interface (RS-232 display terminal port) -2
         System monitor/alarm panel -2
         Communications interface (modem) -2
         Disk interface and controller -2
         Disk drive -2
         Switch interfaces -4
         OS/DCMS licensed program
         DCMS utility firmware
         Store and forward software with access security
         Switch specific record processing
         Administrative software
         Maintenance diagnostics
         Automatic alarm recording and reporting
         Duplex hardware/software
         Documentation
         Cable and accessories

BASIC SIMPLEX DCMS UNIT

         Processor (68000) with 256 KByte ROM & 2 MByte DRAM
         Power converter - 48 volt DC
         Multiple slot chassis
         Output port (RS-232)
         Control port (RS-232 with modem)
         Console interface (RS-232 display terminal port)
         System monitor/alarm panel


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         Communications interface (modem)
         Disk interface and controller
         Disk drive
         Switch interfaces -2
         OS/DCMS licensed program
         DCMS utility firmware
         Store and forward software with access security
         Switch specific record processing
         Administrative software
         Maintenance diagnostics
         Automatic alarm recording and reporting
         Documentation
         Cables and accessories


BASIC SIMPLEX MIRRORED DISK DCMS UNIT

         Processor (68000) with 256 KByte ROM & 2 MByte DRAM
         Power converter - 48 volt DC
         Multiple slot chassis
         Output port (RS-232)
         Control port (RS-232 with modem)
         Console interface (RS-232 display terminal port)
         System monitor/alarm panel
         Communications interface (modem)
         Disk interface and controller -2
         Disk drive -2
         Switch interfaces -2
         OS/DCMS licensed program
         DCMS utility firmware
         Store and forward software with access security
         Switch specific record processing
         Administrative software
         Maintenance diagnostics
         Automatic alarm recording and reporting
         Documentation
         Cables and accessories


DCMS RECOMMENDED SPARES

         Processor (68000) with 256 KByte ROM & 2 MByte DRAM
         Power converter - 48 volt DC
         Serial card (control and output ports)
         System monitor/alarm panel
         Disk interface and controller
         Disk drive
         Switch interface

2. UNIVERSAL POLLING SYSTEM  (UPS-32-TM-)

The American Computer UPS-32 is a polling and collection system with the ability to poll American Computer's DCMS, as well as call data collectors supplied by other manufacturers. The UPS-32 can collect data from DCMS units using a blocked asynchronous protocol at up to 19,200 bits per second (bps) over dedicated facilities and 9,600 bps over the switched telephone network (19,200 with data compression).

The UPS-32 polling software, a licensed program, uses a point-to-point blocked asynchronous polling protocol that has been optimized for file transfer from the DCMS to the polling system. Although the DCMS and UPS-32 can use other protocols, such as X.25, the blocked asynchronous point-to-point interface has been found to be the most cost effective for the large file transfers that characterize billing systems.

The UPS-32 can reformat the received data into a format suitable to a billing system and even rate the calls (local and toll) which can significantly reduce the computing load on the billing system. When used with a DCMS, the UPS-32 can perform network management functions, and download software updates, rate tables and V&H table updates, and other system parameters to the DCMS. The UPS-32 can also collect other information from the DCMS including traffic, maintenance and alarm data.

3. UNIVERSAL TRAFFIC SYSTEM (UTS-TM-)

The UTS operates on traffic data collected at the switch site by the DCMS. The UTS has been designed to provide traffic engineering reports for many different switch types. It would require customization to meet specific Telephone company requirements.


4. TELECOMMUNICATIONS MANAGEMENT AND REPORTING SYSTEM
   (TELMARS-TM-)

The TELMARS is a group of integrated licensed program products meeting all the management information needs of private, voice and data telephone installations. The system reduces costs and increases internal control of usage accounting, station equipment management, traffic management, network maintenance and operator services. The specific TELMARS modules offered are:


         LICENSED PROGRAM                         MODULE NAME

         Administrative Billing System                 ABS
         Cable/Facilities Management System            CMS
         Directory Assistance System IV               DAS-IV
         Directory Management System                   DMS
         Rate Schedule System                          RSS
         TELMARS Query Language                        TQL
         Telephone Call Accounting System              TCAS
         Telephone Service Requests                    TSR
         Toll Rating System                            TRS
         Toll Services System                          TSS

5. NETWORK CONTROL SYSTEM (NETCON-TM-)

The NETCON is American Computer's real-time network control and switch maintenance function. It provides the Switch Maintenance Operator (SMO) control over the operations of each switch in the telecommunications network. The NETCON System comprises three sub-functions MAP Transparency Mode, Traffic Collection and Network Alarm Processing, that interactively provide status information and control via the host computer system under password security. The specific module offered is:

              LICENSED PROGRAM                         MODULE NAME

              Network Control Alarm Processing         NETCON-APS


6. LOCAL/TOLL BILLING SYSTEM INTERFACE (LTBS)

The LTBS interface is used to provide detailed call record billing in conjunction with the DCMS for electro-mechanical exchanges which are not inherently capable of providing the necessary call records. The LTBS is an "inboard" design where call records are generated at a point of concentration within the exchange. The interface is made up of a group of basic building blocks and is configured for each exchange type and set of customer requirements.


7. SYSTEM TRAINING

American Computer supports the DCMS, the UPS-32, TELMARS and LTBS by developing and providing training courses to train personnel in those functions identified as essential to the effective and efficient operation of the product. The functional areas include:


 a. System Overview/Appreciation

 b. Engineering applications

 c. Installation

 d. System administration

 e. User training


8. SYSTEM SUPPORT

American Computer makes available support for all its systems on a yearly contract basis after the system warranty has expired. The support is offered in three levels.

Level I Technical Support provides technical support for all systems software, licensed programs and hardware included with or closely associated with the DCMS without additional charges. The technical support includes a Customer Telephone Support Service during the normal workday hours; trouble shooting and correction of interface, polling, documentation, software are or hardware problems; and replacement of any failed component of the DCMS.

Level II Technical Support provides all the same services provided under Level I Technical Support except the replacement of failed DCMS components. Level II Technical Support is designed to satisfy the support requirements of the Customer who maintains a complete set of DCMS spare parts. If a part is determined to be malfunctioning, the part is replaced from the Customer's spares inventory and the defective part returned for a replacement at the return and repair price.

Level III Technical Support is designed to satisfy Customers who want to maintain their own DCMS network. These Customers would normally have a large number of similarly configured DCMS sites, a full set of spare parts and a staff that has been trained in the maintenance of the DCMS. If a part is determined to be malfunctioning, the part is replaced from the Customer's spares inventory and the defective part returned for a replacement at the return and repair price.

Customers selecting Level I or II Technical Support may choose a 24 hour Telephone Service option. This service enables customers to report incidents/problems at any time of the day, each day of the year.

Customers selecting the 24 Hour Telephone Service Option may also choose to exercise and Emergency Service Request Option. This option may be requested during any off-hours service call with a Customer identifying a problem as an Emergency that requires immediate service.

[Schedule 2 is confidential and omitted and filed separately with the Commission]

                   SCHEDULE 3: FORMAT OF CUSTOM SOFTWARE AGREEMENT


1. PURPOSE


It is expressly understood between the parties hereto that this Custom Software Agreement forms part of and is incorporated into the Supply Agreement for the same date hereof (hereinafter called "the Main Agreement") and except as expressly varied herein the provisions of the Main Agreement shall apply to this Custom Software Agreement.


2. GRANT OF RIGHT


 1. Subject to the provisions of the Main Agreement, AT&T-WORLD SERVICES grants to ___________________________ a royalty free, perpetual, irrevocable, transferable, exclusive right to use the Custom Software in object code format solely for ___________________________'s internal business purposes. Such right to use includes the right to adapt, modify and enhance the Custom Software in accordance with Clause 2.2 hereof.

 2. ________________ may make those copies of the Custom Software in object code format necessary for the use by ______________ for which rights are granted hereunder, provided that each such copy contains any copyright or proprietary notice appearing on or in the Custom Software.


3. SUPPLY OF SOURCE CODE


 1. AT&T-WORLD SERVICES shall furnish to ______________________the software including both source and object code for the Custom Software on Acceptance of the ________________________ system.

 2. No ownership interest in the Custom Software will be transferred to ______________. _______________________'s interest in any adaptations, modifications and enhancements made by _______________________ under the terms of this Agreement is limited to ____________________'s interest in such adaptations, modifications and enhancements. Nothing herein requires ______________ to supply any such adaptations, modifications or enhancements to AT&T-WORLD SERVICES or its supplier but the parties may by mutual agreement include such adaptations, modifications or enhancements in future releases of the Custom Software.


4.  USE OF SOURCE CODE DURING WARRANTY PERIOD


 1. As soon as practicable after Acceptance of the __________________ system, AT&T-WORLD SERVICES shall prepare and deliver to ____________________ a good quality copy of the Source Code for the Custom Software in machine readable format together with related documentation current with all versions of the object code then released to _____________________ for its use.

 2. _____________________ will hold the material provided under Clause 3.1 hereof (collectively called "the Source Code") in trust on the terms and conditions set out herein for the duration of the Warranty Period.

 3. _______________________ will store the Source Code in safekeeping that provides every reasonable protection against deterioration caused by environmental factors and unauthorized access and use.

 4. Subject to Clause 3.5 hereof for the duration of the Warranty Period _______________will not access, adapt, modify, enhance or otherwise use the Source Code except on the express instruction of AT&T-WORLD SERVICES. Should the Source Code be accessed, adapted, modified or enhanced by any person other that AT&T-WORLD SERVICES or its duly authorised representative during the Warranty Period then the Warranty provided under the provisions of the Main Agreement shall not apply and the Warranty Period shall be deemed to have completed.

 5. If AT&T-WORLD SERVICES does not take steps to correct or replace any defective Custom Software under the provisions of the Main Agreement, then ____________________ may take such steps as necessary to adapt, modify or enhance the Custom Software to ensure that the _________________ system is free from defects and performs in accordance with the Specification (Schedule 5) of the Main Agreement. Any adaptation, modification or enhancement under this Clause 3.5 shall not bring the Warranty Period to an end provided however that ____________________ shall have given AT&T-WORLD SERVICES written notice of its intention to correct such defect at least fourteen days prior to making any such adaptation, modification or enhancement.


5. PERMISSION TO MODIFY


Subject to the provisions of Clause 3 hereof ________________________ may adapt, modify, enhance the Custom Software to form an updated version of the Custom Software for its own use.

                            SCHEDULE 4:  ESCROW AGREEMENT

This Agreement ("ESCROW AGREEMENT") is executed as of___________________between American Computer and Electronics Corporation, a Maryland corporation ("AMERICAN COMPUTER"), and AT&T World Services Inc. ("AT&T-WORLD SERVICES").

WHEREAS,

AMERICAN COMPUTER and AT&T-WORLD SERVICES have entered into a Marketing Agreement pursuant to which AMERICAN COMPUTER has agreed to grant AT&T-WORLD SERVICES the right to market Products/Services of AMERICAN COMPUTER, being described with particularity in SCHEDULE 1: PRODUCTS/SERVICES of the Marketing Agreement; and

continuous availability of the PRODUCTS/SERVICES are critical to AT&T-WORLD SERVICES in the conduct of its business with regard to the Marketing Agreement; and

AMERICAN COMPUTER wishes to ensure that AT&T-WORLD SERVICES has access to the PRODUCTS/SERVICES and will be able to maintain the PRODUCTS/SERVICES in the event AMERICAN COMPUTER fails to fulfill its obligations as set forth in the Marketing Agreement or in the event AMERICAN COMPUTER does not remain in business; and

an Escrow Agent shall be appointed to act as custodian of the PRODUCTS/SERVICES material including software source code and related documentation under the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


1. DEPOSIT OF ESCROW ITEMS


The subject materials shall be deposited with the following Escrow Agent:








2. STORAGE AND SECURITY


 a. Agent shall act as custodian of the Escrow Items until this escrow is terminated pursuant to Section 4 of this Escrow Agreement.

 b. Agent shall establish, under its sole control, a secure facility and receptacle for the purpose of storing the Escrow Items and appropriate to the media provided.

 c. The Escrow Items deposited by AMERICAN COMPUTER shall remain the exclusive property of AMERICAN COMPUTER, except as otherwise provided in Section 5.

 d. Except as provided in this Escrow Agreement, Agent is responsible for the following:

    1. it shall not divulge, disclose or otherwise make available to any person other than the authorized representative of AMERICAN COMPUTER, or make any use whatsoever of the Escrowed Items;

    2. it shall not permit any person to access the Escrowed Items, except as may be necessary for Agent's authorized representatives to perform their functions under this Escrow Agreement;

    3. access to the Escrow Items by AMERICAN COMPUTER shall be granted by Agent only to those persons duly authorized in writing by a competent officer of AMERICAN COMPUTER;

    4. access to the Escrow Items shall not be granted without compliance to all security and identification procedures instituted by Agent;

    5. Agent shall have no obligation or responsibility to verify or determine that the Escrow Items deposited with Agent by AMERICAN COMPUTER does, in fact, consist of those items which AMERICAN COMPUTER is obligated to deliver under this or any other agreement, and Agent shall bear no responsibility whatsoever to determine the existence, relevance, completeness, currency, or accuracy of the Escrow Items.

    6. Agent's sole responsibility shall be to accept, store and deliver the Escrow Items deposited with it by AMERICAN COMPUTER, in accordance with the terms and conditions of this Escrow Agreement.

    7. If any of the Escrow Items held in Escrow by Agent shall be attached, garnished, or levied upon pursuant to an order of a court, or the delivery thereof shall be stayed or enjoined by an order of court, or any other order, judgement or decree shall be made or entered by any court affecting the Escrow Items or any part thereof or any act of Agent, Agent is hereby expressly authorised in its sole discretion to obey and comply with all orders, judgements or decrees so entered or issued by any court, without the necessity of inquiring whether such court has jurisdiction, and in the case Agent obeys or complies with any such order, judgement or decree, Agent shall not be liable to AT&T-WORLD SERVICES, AMERICAN COMPUTER or any third party by reason of compliance, notwithstanding that such order, judgement or decree may subsequently be reversed, modified or vacated.

3. INSPECTION

AT&T-WORLD SERVICES shall have the right to inspect a listing produced of the media at AMERICAN COMPUTER's site and verify that Escrow Items have been deposited by AMERICAN COMPUTER at any time, including after the initial deposit and subsequent deposits of revised source code or other materials.

4. TERMINATION

This Escrow Agreement shall terminate:

a. upon expiration or termination of the Marketing Agreement between the parties; OR,

 b. by mutual written agreement between AMERICAN COMPUTER and AT&T-WORLD SERVICES, giving sixty (60) calendar days notice to Agent; OR,

 c. for non-payment of fees, but only after notice and sixty (60) calendar days within which to cure the non-payment deficiency, by AT&T-WORLD SERVICES

5. EVENTS OF RELEASE

 a. The occurrence of any of the following shall constitute an "Event of Release" for purposes of this Escrow Agreement.

    a. AMERICAN COMPUTER's failure to fulfill its material obligations under the Marketing Agreement between AMERICAN COMPUTER and AT&T-WORLD SERVICES; OR

    b.  AMERICAN COMPUTER goes out of business; OR

    c. AT&T-WORLD SERVICES purchases the source code or other Escrowed materials.

 b. In the event AT&T-WORLD SERVICES does receive access to the source code or other Escrow materials being held in Escrow for the protection of AT&T-WORLD SERVICES under the terms of this Agreement, AT&T-WORLD SERVICES acknowledges such source code or other Escrow material as having restricted rights. The proprietary restrictions on the source code to the software shall survive the termination of this Agreement in the event AT&T-WORLD SERVICES receives access to the software source code hereunder.

    AMERICAN COMPUTER hereby grants AT&T-WORLD SERVICES a security interest in the copy of the source code and other Escrow material stored and deposited with the Escrow Agent hereunder for the sole purpose of protecting AT&T-WORLD SERVICES' access to the source code under the terms of this Agreement. In the event AT&T-WORLD SERVICES is prevented from obtaining access to the source code by virtue of the Federal Bankruptcy laws or otherwise, AMERICAN COMPUTER hereby consents to lifting the Automatic Stay under Section 362 of the Federal Bankruptcy code 12 USC 362, and agrees to join in petitioning the Federal Bankruptcy court for relief from the Automatic Stay herein provided, and to otherwise take such action as may be necessary to perfect and maintain AT&T-WORLD SERVICES' Security interest in the escrowed source code and other materials. As long as AT&T-WORLD SERVICES faithfully performs its obligations hereunder, AMERICAN COMPUTER agrees to take all necessary steps to preserve AT&T-WORLD SERVICES' rights in the escrowed source code and other materials, and to comply with any reasonable request of AT&T-WORLD SERVICES respecting the escrow. AT&T-WORLD SERVICES' security interest does not extend to the Software generally or to AMERICAN COMPUTER's copyright rights in the Software and other escrowed materials.

 c. AMERICAN COMPUTER agrees that the terms and conditions of this Escrow Agreement shall be the governing document for the escrow arrangement between ______________________and AT&T-WORLD SERVICES.

6. PAYMENT

AT&T-WORLD SERVICES agrees to pay all fees and costs associated with performance and administration of this Escrow Agreement.

7. MODIFICATIONS

Modifications to this Escrow Agreement shall be made only through written agreement by AMERICAN COMPUTER and AT&T-WORLD SERVICES. Once all parties have agreed to such modifications, these modifications shall become effective as of the date of execution of a modified Escrow Agreement.

8. ENTIRE AGREEMENT

This Escrow Agreement, including Exhibits hereto, and the Marketing Agreement and the Schedules thereof, constitute the entire agreement among the parties, including the representations, understandings and agreement, either oral or written between the parties. The parties acknowledging that AT&T-WORLD SERVICES has no substantial performance obligations under this Escrow Agreement to AMERICAN COMPUTER.

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date first above written.


AMERICAN COMPUTER



/S/ GEORGE T. JIMENEZ
- -------------------------------
NAME:  George T. Jimenez
TITLE:  President


AT&T-WORLD SERVICES



/S/ T.R. LUCIANO
- -------------------------------
NAME:  T.R. Luciano
TITLE:  Vice President



ESCROW AGENT



- -------------------------------
NAME:
TITLE:


                                        - 4 -